Exhibit E

               DILUTION OF HERCULES EARNINGS DUE TO BETZDEARBORN

                                 2001          2002         2003
                                 ----          ----         ----

BETZDEARBORN

EBITDA                            217
Depreciation & Amortization       (83)
                                 ----
EBIT                              134
Amortization                       35
                                 ----
EBIT (Related to exclude GW)      169           203          233
   VS. PRIOR YEAR                               +20%         +15%

HPC savings because of Betz       (25)          (25)         (25)
Interest                          (83)          (90)         (90)
                                 ----          ----         ----
Earning before taxes               61            88          118

Tax at 38%                        (23)          (33)         (45)
                                 ----          ----         ----
Net Income                         38            54           73
                                 ====          ====         ====

EPS                              0.35          0.50         0.67

ONGOING BUSINESS

RECURRING, PRO-FORMA EARNINGS                  0.63         0.72 F

TOTAL COMPANY

TOTAL EARNINGS                                 1.13         1.39

% Change                                         79%          93%